UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 7, 2010

Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number	(IRS Employer ID Number)

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(Address of Principal Executive Offices)

(801) 521-3292

Registrant’s Telephone Number, Including Area Code:

________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

A Special Meeting of the shareholders of America West Resources, Inc. (the “Company”) was held on April 7, 2010 at 57 West 200 South, Suite 400, Salt Lake City, Utah 84101 at 11:00 A.M. Mountain Time. The Company’s shareholders voted on one matter at the Special Meeting, which was approved pursuant to the following final voting results from the Special Meeting:

To approve the proposal to amend the Company’s articles of incorporation to implement one or a series of reverse stock splits of the Company’s common stock, par value $0.0001 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-12, with the exact ratios to be set within such range in the discretion of the Board of Directors without further approval or authorization of shareholders, and to file one or more amendments to the Company’s articles of incorporation to effect the reverse split, provided that the Board of Directors determines to effect the reverse stock splits and such amendments are filed with the Nevada Secretary of State (if necessary) no later than December 31, 2010.

FOR	AGAINST	ABSTAIN
194,560,040	2,565,071	44,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Resources, Inc.

By: /s/ Dan R. Baker

Dan R. Baker

Chief Executive Officer

Dated April 13, 2010

2